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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 14, 2003

LODGENET ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Power Point presentation delivered by Registrant’s Chief Executive Officer and President at the Registrant’s annual meeting of its shareholders held May 14, 2003.

Item 9. Regulation FD Disclosure.

LodgeNet Entertainment Corporation’s Chief Executive Officer and President, Scott C. Petersen, delivered a presentation at the annual meeting of the Registrant’s shareholders held May 14, 2003. The Power Point presentation is attached as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGENET ENTERTAINMENT CORPORATION

Date: May 14, 2003	By	/s/ Scott C. Petersen

Scott C. Petersen
	Its	President and Chief Executive Officer

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EXHIBIT INDEX

99.1	Power Point presentation delivered by Registrant’s Chief Executive Officer and President at the Registrant’s annual meeting of its shareholders held May 14, 2003.

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